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                                                                    EXHIBIT 23.1
                            INDEPENDENT AUDITORS' CONSENT



Board of Directors
The Boeing Company


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-11777 of The Boeing Company on Form S-3 of our reports dated January 25, 1996 appearing and incorporated by reference in the Annual Report on Form 10-K of The Boeing Company for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Seattle, Washington


November 4, 1996